UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 23, 2004

CITIZENS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD, LOUISVILLE, KENTUCKY	40243

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 244-2420

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004, the Registrant entered into an Executive Employment Agreement with Joseph M. Bost whereby Mr. Bost shall serve as Executive Vice President and Chief Operating Officer of the Registrant and as President and Chief Operating Officer of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant, effective December 1, 2004. The agreement terminates on December 31, 2006, subject to extension by the Registrant and Mr. Bost. Under the agreement, Mr. Bost will be paid an annual base salary of $150,000 and will be eligible to receive guaranteed bonuses on April 1 of each of 2005, 2006 and 2007 in the amount of $50,000, $30,000 and $10,000, respectively, less any bonuses which Mr. Bost may receive under any other bonus plans established by the Registrant. Registrant will reimburse Mr. Bost for certain expenses incurred by Mr. Bost in relocating from Jacksonville, Florida to Louisville, Kentucky.

If, prior to December 31, 2006, Mr. Bost resigns for Good Reason or is terminated For Convenience of Employer, he will receive a severance benefit in the amount of one year salary less any unemployment compensation benefits he may receive. For purposes of Mr. Bost’s agreement, “Good Reason” means a breach by the Registrant of the agreement which is not cured by the Registrant within 10 days after notice of breach by Mr. Bost. “For Convenience of Employer” means a termination of Mr. Bost’s employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Bost’s material breach of the agreement, which breach continues for a period of 10 days after notice of breach by the Registrant; (b) Mr. Bost’s failure to adhere to any written policy of the Registrant if Mr. Bost has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the 10 day period preceding termination of the agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (d) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Bost.

A copy of the Executive Employment Agreement is included in Item 9.01 of this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)     On November 23, 2004, the Registrant appointed Joseph M. Bost as Executive Vice President and Chief Operating Officer of the Registrant and as President and Chief Operating Officer of Citizens Security Life Insurance Company, United Liberty Life Insurance Company and Citizens Insurance Company, each a direct or indirect subsidiary of the Registrant, effective December 1, 2004.

Mr. Bost, age 50, was previously employed with American International Group (AIG) as an agency executive beginning in March 2004 and as founding principal in Bost Consulting, a firm providing financial and information technology consulting services to insurance companies, from October 1998 to February 2004. Mr. Bost served as Chief Operating Officer of PennCorp Financial, Inc., President of PennCorp Financial Services, Inc. and Chief Financial Officer and Vice President of Operations of Professional Insurance Corporation from 1996 until July 1999. Mr. Bost received an MBA degree from the University of Pennsylvania and a BBA degree with honors in Finance from the University of Georgia.

See the disclosures under Item 1.01 above for the material terms of Mr. Bost’s employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Executive Employment Agreement dated November 23, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: November 30, 2004
By: /s/ Len E. Schweitzer Len E. Schweitzer
Vice President and
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Executive Employment Agreement dated November 23, 2004.

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